INTERGRAPH CORPORATION AND SUBSIDIARIES

          EXHIBIT 11 ---- COMPUTATION OF EARNINGS (LOSS) PER SHARE

       Year ended December 31,                           1993            1992            1991
- --------------------------------------------        -------------   -------------   -------------
Primary:
 Weighted average common shares outstanding            46,199,000      47,616,000      47,646,000
 Net common shares issuable on
  exercise of certain stock options (1)                       ---         404,000         785,000
                                                    -------------   -------------   -------------

 Average common and equivalent
  common shares outstanding                            46,199,000      48,020,000      48,431,000
                                                    =============   =============   =============

 Income (loss) before cumulative effect of
  change in accounting for income taxes             $(118,542,000)  $   8,442,000   $  71,108,000

 Cumulative effect of change in accounting
  for income taxes                                      2,500,000             ---             ---
                                                    -------------   -------------   -------------

 Net income (loss)                                  $(116,042,000)  $   8,442,000   $  71,108,000
                                                    =============   =============   =============


 Earnings (loss) per share:
 Income (loss) before cumulative effect of
  change in accounting for income taxes                    $(2.56)         $  .18          $ 1.47

 Cumulative effect of change in accounting
  for income taxes                                            .05             ---             ---
                                                    -------------   -------------   -------------

 Net income (loss) per share                               $(2.51)         $  .18          $ 1.47
                                                    =============   =============   =============

Fully diluted:
 Weighted average common shares outstanding            46,199,000      47,616,000      47,646,000
 Net common shares issuable on
  exercise of certain stock options (1)                       ---         404,000         811,000
                                                    -------------   -------------   -------------

 Average common and equivalent
  common shares outstanding                            46,199,000      48,020,000      48,457,000
                                                    =============   =============   =============

 Income (loss) before cumulative effect of
  change in accounting for income taxes             $(118,542,000)  $   8,442,000   $  71,108,000
 Cumulative effect of change in accounting
  for income taxes                                      2,500,000             ---             ---
                                                    -------------   -------------   -------------

 Net income (loss)                                  $(116,042,000)  $   8,442,000   $  71,108,000
                                                    =============   =============   =============

 Earnings (loss) per share:
 Income (loss) before cumulative effect of
  change in accounting for income taxes                    $(2.56)         $  .18          $ 1.47

 Cumulative effect of change in accounting
  for income taxes                                            .05             ---             ---
                                                    -------------   -------------   -------------

 Net income (loss) per share                               $(2.51)         $  .18          $ 1.47
                                                    =============   =============   =============


(1)	Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.


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